SMALLCAP World Fund, Inc.

September 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-2E	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0000
Class F2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-2E	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	374,793
Class B	1,565
Class C	20,796
Class F1	14,834
Class F2	32,746
Total	444,734
Class 529-A	21,134
Class 529-B	233
Class 529-C	6,625
Class 529-E	1,131
Class 529-F1	1,840
Class R-1	857
Class R-2	15,096
Class R-2E	1
Class R-3	17,815
Class R-4	15,986
Class R-5	10,324
Class R-6	49,895
Total	140,937

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$45.04
Class B	$41.32
Class C	$40.73
Class F1	$44.60
Class F2	$45.42
Class 529-A	$44.63
Class 529-B	$41.70
Class 529-C	$41.45
Class 529-E	$43.63
Class 529-F1	$44.98
Class R-1	$41.85
Class R-2	$41.85
Class R-2E	$45.04
Class R-3	$43.56
Class R-4	$44.71
Class R-5	$45.94
Class R-6	$45.49